                        NETWORK COMPUTING DEVICES, INC.

                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 28, 1997

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders of Network Computing Devices, Inc., a California corporation (the "Company"), will be held at the Company's offices at 301 Ravendale Drive, Mountain View, California, on Wednesday, May 28, 1997, at 10:00 a.m. for the following purposes:

        1. To elect directors of the Company to serve for the ensuing year and until their successors are duly elected and qualified. Management's nominees for Director are Robert G. Gilbertson, Philip Greer, Paul Low, Stephen A. MacDonald and Peter Preuss.

        2. To approve an amendment to the Company's 1989 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

        3. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

        4. To approve an amendment to the Company's 1994 Outside Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares.

        5. To ratify the selection of KPMG Peat Marwick as independent auditors of the Company for the current fiscal year.

        6. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on April 14, 1997, are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

    All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, please mark, sign and date the enclosed proxy and return it as promptly as possible in the envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he has returned a proxy.

                                          By Order of the Board of Directors

                                          [ROBERT G. GILBERTSON SIGNATURE]

                                          Robert G. Gilbertson
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER

Mountain View, California
April 17, 1997

                        NETWORK COMPUTING DEVICES, INC.
                           350 NORTH BERNARDO AVENUE
                        MOUNTAIN VIEW, CALIFORNIA 94043

                            ------------------------

                                PROXY STATEMENT
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of Network Computing Devices, Inc., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held Wednesday, May 28, 1997, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's offices located at 301 Ravendale Drive, Mountain View, California. Its telephone number at that address is (415) 694-0650.

    These proxy solicitation materials were mailed on or about April 21, 1997 to all shareholders entitled to vote at the Annual Meeting.

RECORD DATE

    Shareholders of record at the close of business on April 14, 1997 are entitled to notice of, and to vote at, the Annual Meeting. At the record date, 17,097,398 shares of the Company's Common Stock, no par value, were issued and outstanding.

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivery to the Company of a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING

    The shares represented by the proxies received will be voted as you direct. If you give no direction, the shares will be voted as recommended by the Board of Directors.

    Every shareholder voting for the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder may select, up to the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes are proposed to be cast has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

SOLICITATION

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional soliciting materials sent to shareholders. The Company has retained the services of ChaseMellon Shareholders Services, L.L.C. ("Chase") to aid in the solicitation of proxies, deliver proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to beneficial owners of stock and to solicit proxies therefrom. Chase will receive a fee of approximately $5,000 and reimbursement of all reasonable out-of-pocket expenses. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    Shareholder proposals intended to be considered at the 1998 Annual Meeting of Shareholders must be received by the Company no later than January 15, 1998. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission ("SEC").

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

    A board of five directors will be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are currently directors of the Company. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. In no event will the proxy holders vote proxies for more than five nominees. The five candidates receiving the highest number of affirmative votes of the shares voting at the Annual Meeting will be elected directors of the Company. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such time as his successor has been duly elected and qualified.

    The names of the Company's nominees for director and certain information about them are set forth below.

               NAME OF NOMINEE                     AGE                  PRINCIPAL OCCUPATION               DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
Robert G. Gilbertson.........................          56   President and Chief Executive Officer of the           1996
                                                             Company
Philip Greer.................................          61   Senior Managing Principal, Weiss, Peck &               1992
                                                             Greer, L.L.C. (an investment management
                                                             company)
Paul Low.....................................          64   President and Chief Executive Officer, PRL             1995
                                                             Associates (a technology consulting firm)
Stephen A. MacDonald.........................          51   President and Chief Executive Officer Active           1995
                                                             Software, Inc. (a software company)
Peter Preuss.................................          54   President, The Preuss Foundation, Inc. (a              1995
                                                             non-profit corporation)

    Mr. Gilbertson has served as President, Chief Executive Officer and a director of the Company since May 1996. From 1993 to May 1996, Mr. Gilbertson served as President and Chief Executive Officer of CMX Systems, Inc., a manufacturer of precision measurement and positioning products. From 1985 to 1992, Mr. Gilbertson served as President and Chief Executive Officer of Data Switch Corporation, a manufacturer of high-speed computer and communication equipment.

    Mr. Greer has served as a director of the Company since November 1992. Mr. Greer has been a principal of Weiss, Peck & Greer, L.L.C., an investment management company, or its predecessor, since 1970. Mr. Greer is also a director of Federal Express Corporation and Robert Mondavi Corp.

    Dr. Low has served as a director of the Company since December 1995. Dr. Low has been President and Chief Executive Officer of PRL Associates, a technology consulting firm, since 1992. Prior to forming PRL Associates, from 1957 to 1992, Dr. Low served in various capacities at International Business Machines Corporation ("IBM"), most recently as President of the General Products Division from 1987 to 1990 and as General Manager, Technology and Products and a member of IBM's Corporate Management Board from 1990 to 1992. Dr. Low held the title of Vice President at IBM from 1984 to 1992. Dr. Low is also director of Applied Materials Corporation, Solectron Corporation, Veeco Instruments, IPAC, Number Nine and Xionics Corporation, as well as several privately-held corporations.

    Mr. MacDonald has served as a director of the Company since May 1995. Mr. MacDonald has served as President and Chief Executive Officer of Active Software, Inc., a software company, since April 1996. Mr. MacDonald was employed by Adobe Systems Incorporated, a software company, from 1983 to March 1996, where he served as Vice President, Sales and Marketing from 1983 to 1989 and as Senior Vice President and General Manager from 1989 to 1996. Mr. MacDonald is also a director of Verity, Inc.

    Mr. Preuss has served as director of the Company since April 1995 and as Chairman of the Board since January 1996. Mr. Preuss has served as President of The Preuss Foundation, Inc., a non-profit corporation that sponsors cancer research and related seminars and conferences, since it was founded in 1985. From 1970 to 1986 Mr. Preuss was President and Chairman of the Board of Integrated Software Systems Corporation, which he founded. Mr. Preuss is currently a director of Dome Imaging, DepoTech Corporation and Wright Strategies, and a Regent of the University of California.

    There are no family relationships among directors or executive officers of the Company.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held eleven meetings during the year ended December 31, 1996. The Board of Directors has an Audit Committee, an Executive Committee, a Compensation and Stock Committee. The Board of Directors has no standing nominating committee or committee performing similar functions. During the year ended December 31, 1996, no director attended fewer than 75% of the aggregate of (i) all meetings of the Board of Directors (held during the period in which such director served) and (ii) all meetings of committees of the Board on which such director served.

    The Audit Committee of the Board of Directors currently consists of Messrs. Greer and Low. The Audit Committee recommends the engagement of independent auditors, consults with the independent auditors regarding the scope of annual audits and reviews the Company's system of internal accounting controls. The Audit Committee held nine meetings during the fiscal year ended December 31, 1996.

    In late December 1995, the Executive Committee of the Board of Directors (the "Executive Committee") was formed to focus primarily on technology issues related to the Company. The Executive Committee currently consists of Messrs. Preuss and Low. The Executive Committee held five meetings during the fiscal year ended December 31, 1996.

    The Compensation and Stock Committee of the Board of Directors (the "Compensation Committee") currently consists of Messrs. Preuss and MacDonald. The Compensation Committee makes recommendations to the Board regarding executive compensation and related matters and is responsible for the administration of option grants under the Company's 1989 Stock Option Plan. The Compensation Committee held three meetings during the fiscal year ended December 31, 1996.

            PRINCIPAL SHAREHOLDERS AND SHARE OWNERSHIP BY MANAGEMENT

    The following table sets forth certain information known to the Company relating to the beneficial ownership of the Company's Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each executive officer named in the tables under "Executive Compensation," (iii) each director, and (iv) all executive officers and directors as a group, as of March 12, 1997:

                                                                                        NUMBER OF SHARES
NAME AND ADDRESS                                                                            OWNED (1)        PERCENT
--------------------------------------------------------------------------------------  -----------------  -----------
Dimensional Fund Advisors, Inc. (2) ..................................................         877,000         5%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

Robert G. Gilbertson (6)..............................................................         180,533         1%

Lorraine J. Hariton (5)...............................................................          26,501          *

Douglas H. Klein (4)..................................................................          53,280          *

Philip Greer (7)......................................................................          21,686          *

Paul Low (10).........................................................................          65,833          *

Stephen A. MacDonald (11).............................................................           7,500          *

Rudolph G. Morin (13).................................................................          91,979          *

Janak T. Pathak (3)...................................................................          43,160          *

Peter Preuss (9)......................................................................          73,333          *

Jack A. Bradley (8)...................................................................          17,916          *

All executive officers and directors as a group (9 persons) (12)......................         528,531        3.1%

------------------------

 *  Less than 1%

(1) Except as indicated and pursuant to applicable community property laws, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes 299,100 shares with respect to which voting power is shared between Dimensional Fund Advisors, Inc. (the "DFA Fund") and DFA Investment Dimensions Group Inc. ("DFA Trust"). In their capacities as officers of DFA Fund and DFA Trust, these persons vote 130,300 shares which are owned by DFA Fund and 168,800 shares which are owned by DFA Trust. Except as otherwise noted, DFA Fund has sole voting and dispositive power with respect to the 577,900 shares of Common Stock shown as being actually owned by it.

(3) Includes 19,749 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(4) Includes 46,062 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(5) Includes 20,520 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(6) Includes 175,000 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(7) Includes 513 shares held by Mr. Greer as custodian for the benefit of his daughter, with respect to which Mr. Greer disclaims beneficial ownership. Also includes 16,875 of shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(8) Includes 17,916 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(9) Includes 73,333 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(10) Includes 65,833 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(11) Includes 7,500 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(12) Includes 492,623 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

(13) Includes 87,500 shares of Common Stock that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 12, 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports they file under Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 1996, except that reports relating to grants of options to Mr. Greer under the Company's 1994 Outside Directors' Stock Option Plan (the "Directors' Plan") and Mr. Preuss's initial report on Form 3 following his election to the Board of Directors were filed late. One report related to one transaction by Rudolph G. Morin's spouse that occurred during the fourth quarter of 1996 was filed beyond the due date.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer, each of the four other most highly compensated executive officers of the Company (determined as of December 31, 1996) and one additional person who served as Chief Executive Officer during the fiscal year ended December 31, 1996 (collectively, the "Named Officers") for the fiscal years ended December 31, 1994, 1995 and 1996:

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                  COMPENSATION
                                                 ANNUAL COMPENSATION              ------------
                                       ----------------------------------------      STOCK
                                                                   OTHER ANNUAL     OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR  SALARY(1)    BONUS    COMPENSATION   (SHARES)(2)    COMPENSATION(3)
-------------------------------------  ----  ---------   --------  ------------   ------------   ---------------
Robert G. Gilbertson (4) ............  1996  $196,038    $ 93,269          --       700,000          $ 2,681
  President and Chief Executive
  Officer

Lorraine J. Hariton .................  1996   144,923     100,274          --        50,000              469
  Vice President, Business             1995   140,000      72,944          --        20,000              353
  Development                          1994   140,000       7,019          --        25,000(11)          153

Douglas H. Klein ....................  1996   209,554      50,000          --       100,000              735
  Senior Vice President and Chief      1995   181,207          --          --            --              353
  Technology Officer                   1994   135,104          --          --        86,000(12)          153

Rudolph G. Morin (13) ...............  1996   149,680      74,840          --       350,000            2,532
  Executive Vice President,
  Operations & Finance and Chief
  Financial Officer

Janak T. Pathak (9) .................  1996   159,554     107,445          --        10,000            1,471
  Vice President -- Sales              1995   140,000      99,955          --        10,000            1,270
                                       1994   220,235      12,649          --        58,000(10)          350

Jack A. Bradley (5) .................  1996   182,727          --    $120,000(6)         --            3,964
  Former President and Chief           1995   191,000       8,000          --            --           15,344(7)
  Executive Officer                    1994   158,591       8,086          --       167,000(8)           319

------------------------------

 (1)  Includes amounts (if any) deferred under the Company's 401(k) Plan.

 (2) Certain amounts set forth below include options deemed to have been granted to Named Officers in replacement of previously-outstanding options that were repriced on November 9, 1994.

 (3) Except as otherwise noted, consists of the dollar value of premiums paid on life insurance for the benefit of the Named Officer.

 (4)  Mr. Gilbertson joined the Company as an officer in May 1996.

 (5)  Mr. Bradley's employment with the Company terminated on June 28, 1996.

 (6) Represents severance payments made to Mr. Bradley in connection with his resignation as an executive officer.

 (7) Consists of $14,231 paid in lieu of vacation and $1,113 representing the dollar value paid on life insurance for Mr. Bradley's benefit.

 (8) Includes options for 107,000 shares granted in replacement of repriced options.

 (9)  Mr. Pathak's employment with the company terminated on January 31, 1997.

(10) Includes options for 38,000 shares granted in replacement of repriced options.

(11)  Consists of options granted in replacement of repriced options.

(12) Includes options for 66,000 shares granted in replacement of repriced options.

(13)  Mr. Morin joined the Company as an officer in May 1996.

STOCK OPTION GRANTS

    Except as otherwise noted, the following table contains information concerning grants of stock options under the Company's 1989 Stock Option Plan (the "1989 Option Plan") to the Named Officers and a grant to Mr. Gilbertson outside of the 1989 Option Plan during the year ended December 31, 1996:

                             OPTION GRANTS IN 1996

                                                                                        POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                          ANNUAL RATES OF
                            --------------------------------------------------------        STOCK PRICE
                                              % OF TOTAL                                    APPRECIATION
                              OPTIONS       OPTIONS GRANTED   EXERCISE                   FOR OPTION TERM(1)
                              GRANTED       TO EMPLOYEES IN     PRICE     EXPIRATION   ----------------------
NAME                        (SHARES)(2)     FISCAL YEAR(3)    ($/SHARE)      DATE        5%($)       10%($)
--------------------------  -----------     ---------------   ---------   ----------   ----------  ----------
Robert G. Gilbertson
  (4).....................    700,000(5)         30.3%          $3.50      5/20/06     $1,540,792  $3,904,669

Lorraine J. Hariton.......     50,000             2.2%          $3.50      7/31/06     $  110,057  $  278,905

Douglas H. Klein..........    100,000             4.3%          $3.50      7/31/06     $  220,113  $  557,810

Rudolph G. Morin (6)......    350,000            15.2%          $3.50      5/28/06     $  753,398  $1,899,676

Janak T. Pathak...........     10,000             0.4%          $3.50      7/31/06     $   22,011  $   55,781

Jack A. Bradley...........         --              --              --           --             --          --

------------------------

(1) Gains are reported net of the option exercise price but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's Common Stock, as well as the optionee's continued employment through the vesting period.

(2) Except as set forth below, each option vests and becomes exercisable to the extent of 25% of the underlying shares one year following the date of grant, with the remainder vesting on a monthly basis ratably over the 36-month period thereafter.

(3) The Company granted options to purchase an aggregate of 2,309,570 shares of Common Stock to employees during the year.

(4) The option vests and becomes exercisable to the extent of 25% of the underlying shares on the date of grant, an additional 25% on the first anniversary of the date of grant, with the remaining 50% vesting on a monthly basis ratably over the 24-month period thereafter.

(5) 435,000 option shares granted under the 1989 Option Plan. The remaining 265,000 were granted outside of a shareholder approved option plan.

(6) The option vests and becomes exercisable to the extent of 25% of the underlying shares on the date of grant, an additional 25% on May 28, 1997, the first anniversary of Mr. Morin's date of hire, with the remaining 50% vesting on a monthly basis ratably over the 24-month period thereafter.

OPTION EXERCISES AND YEAR-END HOLDINGS

    The following table provides information with respect to the Named Officers concerning the exercise of options during 1996 and unexercised options held as of December 31, 1996:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                            NUMBER OF                          OPTIONS AT              IN-THE-MONEY OPTIONS AT
                             SHARES                         DECEMBER 31, 1996           DECEMBER 31, 1996(1)
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                        EXERCISE     REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Robert G. Gilbertson.....        --             --       175,000        525,000      $ 1,159,375    $3,478,125

Lorraine J. Hariton......        --             --        16,771         70,938      $    98,569    $  455,863

Douglas H. Klein.........     1,000        $ 6,375        40,540        125,460      $   253,375    $  821,625

Rudolph G. Morin.........        --             --        87,500        262,500      $   579,688    $1,739,063

Janak T. Pathak..........        21        $   134        15,310         30,669      $    89,959    $  188,660

Jack A. Bradley..........    23,000        $93,279        18,124         44,876      $   113,275    $  280,475

------------------------

(1) Based on the closing price of $10.125, as reported on The Nasdaq National Market on December 31, 1996 (the last trading day prior to the fiscal year-end).

(2) Market price at time of exercise less exercise price.

COMPENSATION OF DIRECTORS

    The Company pays non-employee directors an annual retainer of $15,000 per calendar year, payable semiannually, plus a fee of $1,500 for each meeting of the Board of Directors they attend and $500 for each meeting of a committee they attend, plus reimbursement for transportation and other expenses incurred in attending such meetings. In addition, members of the Compensation and Stock Committee were paid $1,500 per day for services related to the identification and recruiting of a new Chief Executive Officer. In 1995, Directors Preuss and Low each received grants under the Company's 1989 Stock Option Plan to purchase 70,000 shares of Common Stock in consideration of their agreement to serve on the Executive Committee of the Board of Directors. The Company pays Directors Preuss and Low a fee of $1,500 for each meeting of the Executive Committee they attend. Under the 1994 Outside Directors' Stock Option Plan, each non-employee director of the Company is granted an initial option for 30,000 shares of the Company's Common Stock, followed by annual grants of options for 7,500 shares each, subject to the director's continuous service on the Board of Directors. In 1996, the Company paid PRL Associates, a technology consulting firm headed by Dr. Low, consulting fees of $31,334. No other compensation is furnished to directors of the Company in their capacity as such.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL ARRANGEMENTS

    The Company and Robert G. Gilbertson, its President and Chief Executive Officer, entered into an Employment Agreement on May 17, 1996. The agreement had an initial two-year term, commencing May 20, 1996, and will be automatically renewed annually for successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of the term. The agreement fixes Mr. Gilbertson's annual salary at $300,000, subject to annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives. The incentive bonus award will be equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of annual salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as President and Chief Executive Officer. As part of the agreement, Mr. Gilbertson has been granted options to purchase 700,000 shares of the Company's Common Stock. The agreement provides that these options will become fully exercisable in the event of a change of control of the Company. The agreement provides that all stock options currently held by Mr. Gilbertson under the Company's 1989 Stock Option Plan and those outside the plan will vest in full and become fully exercisable in the event of any change in control of the Company after six months from the employment date. In the event Mr. Gilbertson is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by the Company, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.

    The Company and Rudolph G. Morin, its Executive Vice President, Operations & Finance and Chief Financial Officer, entered into an Employment Agreement on May 24, 1996. The agreement had an initial two-year term, commencing May 28, 1996, and will be automatically renewed annually for successive one-year terms unless either party provides notice of termination at least 60 days prior to the end of the term. The agreement fixes Mr. Morin's annual salary at $250,000, subject to annual increases, if any, and provides for an incentive bonus award based on the achievement of certain financial objectives. The incentive bonus award will be equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of annual salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. The agreement also provides for reimbursement of reasonable out-of-pocket and ordinary expenses for commuting or relocating to the Mountain View area and necessary business expenses incurred in performing services as Executive Vice President, Operations & Finance and Chief Financial Officer. As part of the agreement, Mr. Morin has been granted options to purchase 350,000 shares of the Company's common stock under the 1989 Stock Option Plan. The agreement provides that these options will vest in full and become fully exercisable in the event of any change in control of the Company. In the event Mr. Morin is terminated other than for cause, or if he voluntarily terminates his employment because of a material change in his job duties or title or specified acts of misconduct by the Company, he is entitled under the agreement to receive a severance payment equal to his then-current base salary for a period equal to the term of employment remaining under the agreement (but not less than 12 months) and to receive up to $40,000 in outplacement assistance.

    The Company and Jack A. Bradley have entered into a Confidential Separation Agreement dated June 28, 1996. Pursuant to the agreement, Mr. Bradley resigned as Vice President, Finance and Chief Financial Officer and as a Director of the Company, effective June 28, 1996. The agreement provides that, for a period of 18 months after June 28, 1996, Mr. Bradley will receive severance payments of $20,000 per month. Under the agreement, Mr. Bradley has agreed to provide consulting services to the Company through December 1996 to facilitate the transfer of his responsibilities as Chief Financial Officer and to hold himself available to provide additional part-time consulting services as needed, on a schedule consistent with such duties as Mr. Bradley may have as a full-time employee elsewhere. The agreement also provides that the stock options granted to Mr. Bradley will continue to vest through December 1997.

CHANGES TO BENEFIT PLANS

    The Company has proposed amendments to the 1989 Option Plan, the 1994 Outside Directors' Stock Option Plan (the "Directors' Plan") and to the Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares reserved for issuance thereunder. The following table sets forth grants of stock options received under the 1989 Option Plan, nonstatutory options granted outside of these plans, the Directors' Plan, and the number of shares purchased in association with the Employee Stock Purchase Plan, from the three of each plan's adoption through December 31, 1996 by (1) the Named Officers, (2) each nominee for election as director, (3) all current executive officers as a group,
(4) all current directors who are not executive officers as a group, and (5) all employees, including all officers who are not executive officers, as a group.

                      1996 ACTIVITY RELATED TO STOCK PLANS

                                                                   NONSTATUTORY
                                                                 OPTIONS GRANTED
                                1989 STOCK OPTION PLAN           OUTSIDE OF PLANS              DIRECTORS' PLAN
                             ----------------------------  ----------------------------  ----------------------------
                             EXERCISE PRICE     NUMBER     EXERCISE PRICE     NUMBER     EXERCISE PRICE     NUMBER
NAME AND POSITION              (PER SHARE)     OF SHARES     (PER SHARE)     OF SHARES     (PER SHARE)     OF SHARES
---------------------------  ---------------  -----------  ---------------  -----------  ---------------  -----------
Robert G. Gilbertson.......     $    3.50        435,000      $    3.50        265,000             --             --

Lorraine J. Hariton........     $    3.50         50,000             --             --             --             --

Douglas H. Klein...........     $    3.50        100,000             --             --             --             --

Rudolph G. Morin...........     $    3.50        350,000             --             --             --             --

Janak T. Pathak............     $    3.50         10,000             --             --             --             --

Jack A. Bradley............            --             --             --             --             --             --

Philip Greer...............            --             --             --             --      $    3.50          7,500

Paul Low...................            --             --             --             --      $    3.50          7,500

Stephen A. MacDonald.......            --             --             --             --      $    3.50          7,500

Peter Preuss...............            --             --             --             --      $    3.50          7,500

Executive Group (8
  persons).................     $    3.65      1,045,000      $    3.50        265,000             --             --

Non-Executive Director
  Group (4 persons)........     $    3.50         30,000             --             --             --             --

Non-Executive Officer
  Employee Group...........     $    4.00        999,570             --             --             --             --


                                     EMPLOYEE STOCK
                                     PURCHASE PLAN
                             ------------------------------
                              PURCHASE PRICE      NUMBER
NAME AND POSITION                PER SHARE       OF SHARES
---------------------------  -----------------  -----------
Robert G. Gilbertson.......      $    3.72           5,533
Lorraine J. Hariton........      $    3.69           5,981
Douglas H. Klein...........             --              --
Rudolph G. Morin...........             --              --
Janak T. Pathak............      $    3.72           3,790
Jack A. Bradley............             --              --
Philip Greer...............             --              --
Paul Low...................             --              --
Stephen A. MacDonald.......             --              --
Peter Preuss...............             --              --
Executive Group (8
  persons).................      $    3.70          17,622
Non-Executive Director
  Group (4 persons)........             --              --
Non-Executive Officer
  Employee Group...........      $    3.70         205,627

                 REPORT OF THE COMPENSATION AND STOCK COMMITTEE
                           OF THE BOARD OF DIRECTORS

    Annual compensation of the Company's executive officers is determined by the Compensation and Stock Committee (the "Compensation Committee"). The Compensation Committee recommends the amount of salary and bonus to be paid to each executive officer, which is subject to approval and ratification by the Board of Directors. The Compensation Committee is also responsible for administering the 1989 Option Plan, including the awarding of options under such plan.

COMPENSATION PHILOSOPHY

    The Company's compensation programs for executive officers are designed to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers who are likely to contribute to the long-term success of the Company. The Company also believes that a strong link should exist between executive compensation and the value received by shareholders.

COMPONENTS OF COMPENSATION

    SALARY

    In setting base salary levels, the Company initially reviews the salary structure and pay practice data of other companies in similar industries. In doing so, the Company compares itself to a group of computer, networking and systems companies of similar size and capitalization using information compiled by an independent compensation consulting firm. There are currently approximately 300 companies in this comparison group.

    Salaries are generally reviewed annually by the Compensation Committee and are subject to increases based on (i) the Compensation Committee's determination that the individual's level of contribution to the Company has increased since his or her salary had last been reviewed and (ii) increases in median competitive pay levels.

    The salaries paid to Robert G. Gilbertson and Rudolph G. Morin, the Company's Chief Executive Officer and Chief Financial Officer, respectively, are determined in accordance with employment agreements that the Company has entered into with these persons (the "Employment Agreements"). Under the Employment Agreements, Messrs. Gilbertson and Morin are entitled to annual salaries of at least $300,000 and $250,000, respectively, subject to annual increases, if any. The terms of each of the Employment Agreements were negotiated between the Company an Messrs. Gilbertson and Morin at arm's length in connection with the Company's effort to recruit these persons to join the Company. See "Executive Compensation -- Employment, Severance and Change of Control Arrangements."

    BONUS PLAN

    During 1996, the Company's Executive Officers participated in a Senior Manager Incentive Bonus Program (the "Senior Manager Program") in which senior managers of the Company were paid a percentage of base salary based on the Company's pretax, prebonus operating income. This bonus program was designed to align the interests of senior managers with those of shareholders, and to reward senior managers for contributing to the ongoing financial success of the Company.

    Beginning January 1, 1997, the Company replaced the Senior Manager Program with the all-employee incentive plan (the "All-Employee Incentive Plan") which was approved by the Compensation Committee in late 1996. Employees of the Company, including officers, are eligible to participate in the All-Employee Incentive Plan. Similar to the Senior Manager Program, the All-Employee Incentive Plan has been designed to align the interests of employees with those of shareholders, and to reward employees for contributing to the ongoing financial success of the Company. The All-Employee Incentive Plan pays employees, at varying percentages of base salary, a bonus which is funded by a percentage of the Company's pretax, prebonus operating income.

    The bonuses earned by Messrs. Gilbertson and Morin are determined in accordance with the Employment Agreements, each of which provides for an incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for the fiscal year. The bonuses award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. See "Executive Compensation -- Employment, Severance and Change of Control Arrangements."

    STOCK OPTION PLAN

    As is typical with growing technology companies, a significant component of the compensation provided to the Company's executive officers is in the form of equity participation through stock options granted under the 1989 Option Plan. As a result, the Company's executive officers are directly rewarded for the Company's success and given an additional incentive to contribute to the Company's future success and maximize shareholder value. Options granted under the 1989 Option Plan generally vest over a four-year period, to encourage employees to remain with the Company on a long-term basis.

    In May 1996, the Company granted options for 700,000 shares of Common Stock to Mr. Gilbertson as part of the compensation package that the Company negotiated with Mr. Gilbertson to recruit him as its new Chief Executive Officer. In addition, in connection with the hiring of Mr. Morin as the Company's new Chief Financial Officer, the Company agreed to grant him an option to purchase 350,000 shares under the 1989 Option Plan. See "Executive Compensation -- Employment, Severance and Change of Control Arrangements."

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    The compensation payable to Mr. Gilbertson, the Company's President and Chief Executive Officer, is determined in accordance with Mr. Gilbertson Employment Agreement, as described in this report. As described above, Mr. Gilbertson's Employment Agreement provides for an annual incentive bonus award based on the achievement of financial objectives set by the Compensation Committee for that fiscal year. The bonus award is equal to 50% of base salary when 100% of the financial objectives are met. In the event overall performance exceeds these financial objectives, the bonus award is increased by an amount representing a percentage of base salary that is 1.5 times the percentage by which these objectives are exceeded, up to a maximum bonus award equal to 300% of base salary. In 1996, the Compensation Committee set certain mutually agreed financial objectives for Mr. Gilbertson. During the portion of the 1996 fiscal year during which Mr. Gilbertson served as Chief Executive Officer, the Company's overall performance was equal to 100% of the performance level represented by the Compensation Committee's financial objectives in the aggregate. Based on these financial results, the Compensation Committee awarded Mr. Gilbertson a bonus equal to 50% of his 1996 base salary.

                                          COMPENSATION AND STOCK COMMITTEE

                                          Peter Preuss
                                          Stephen A. MacDonald

                               PERFORMANCE GRAPH

    Set forth below is a graph indicating cumulative total return at December 31, 1992, 1993, 1994, 1995 and 1996 on $100 invested, alternatively, in the
Company's Common Stock, the CRSP Total Return Index for the Nasdaq National Market and the Nasdaq Computer Manufacturing Stocks Index on June 4, 1992 (the date of the Company's initial public offering):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            NETWORK COMPUTING    NASDAQ STOCK MARKET     NASDAQ COMPUTER MANUFACTURERS
                  Devices, Inc         (US Companies)  Stocks SIC 3570-3579 US & Foreign
6/4/92                   100.0                  100.0                              100.0
12/31/92                 115.4                  115.9                              126.0
12/31/93                  51.9                  133.0                              119.4
12/30/94                  32.7                  130.0                              131.1
12/29/95                  54.8                  183.8                              206.5
12/31/96                  77.9                  226.1                              277.3

                                                          6/4/92      12/31/92     12/31/93     12/30/94     12/29/95     12/31/96
                                                        -----------  -----------  -----------  -----------  -----------  -----------
Network Computing Devices, Inc........................   $   100.0    $   115.4    $    51.9    $    32.7    $    54.8    $    77.9
Nasdaq National Market (US Companies).................   $   100.0    $   115.9    $   133.0    $   130.0    $   183.8    $   226.1
Nasdaq Computer Manufacturers Stocks SIC 3570-3579 US
  & Foreign...........................................   $   100.0    $   126.0    $   119.4    $   131.1    $   206.5    $   277.3

                              CERTAIN TRANSACTIONS

    As discussed above, the Company has entered into Employment Agreements with Robert G. Gilbertson and Rudolph G. Morin, and a Confidential Separation Agreement with Jack A. Bradley. See "Executive Compensation -- Employment, Severance and Change of Control Agreements."

    The Company's Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by California law. The Company has entered into indemnification agreements with certain of its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms. The Company maintains insurance covering officers and directors.

                                 PROPOSAL NO. 2
                    AMENDMENT TO THE 1989 STOCK OPTION PLAN

    At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company's 1989 Stock Option Plan (the "1989 Option Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares, to a total of 5,605,850 shares (which includes shares previously issued upon the exercise of options granted under the 1989 Option
Plan). Management believes that the availability of additional options to purchase Common Stock is necessary to attract new key officers and other employees, and to enable the Company to continue to provide its employees with equity ownership as an incentive to contribute to the Company's success. The Board has approved the increase, subject to shareholder approval.

    In order to attract and retain appropriate talent during 1996, the Company granted options for 2,044,570 of Common Stock under the 1989 Option Plan to new and existing employees. See "Executive Compensation -- Employment, Severance and Change of Control Arrangements." Moreover, in order for the Company to meet its short and long term strategic objectives, strengthen its business and improve operation results it is essential that the Company be able to retain its present employees and recruit and hire additional key employees and senior executives and in connection with such retention and hiring efforts the Company expects to make additional grants under the 1989 Option Plan.

    The 1989 Option Plan currently provides for the issuance of 5,405,850 shares of Common Stock upon the exercise of options granted thereunder. As of March 12, 1997, options for 3,091,610 shares were outstanding at a weighted average exercise price of $5.27 per share and options for 2,120,711 shares had been exercised. As of March 12, 1997, the amount of options available to grant are 193,529 shares. The closing price of the Company's Common Stock reported on The Nasdaq National Market on March 12, 1997 was $11.375 per share.

SUMMARY OF THE 1989 STOCK OPTION PLAN

    Set forth below is a summary of the principal features of the 1989 Option Plan. Such summary is qualified in its entirety by the specific language of the 1989 Option Plan, a copy of which is available to any shareholder upon request. Additional information concerning options outstanding under the 1989 Option Plan is set forth under "Executive Compensation."

    PURPOSE

    The purpose of the 1989 Option Plan is to advance the interests of the Company and its shareholders by giving employees, non-employee directors and consultants a proprietary interest in the success of the Company, thus providing them with an additional incentive to contribute toward the Company's success.

    ADMINISTRATION

    The 1989 Option Plan is administered by the Board of Directors of the Company, or by a committee appointed by the Board and consisting of at least two members of the Board. The 1989 Option Plan is currently being administered by the Compensation and Stock Committee (the "Compensation Committee") which consists of two non-employee directors. The interpretation and construction of any provision of the 1989 Option Plan by the Board or the committee are deemed to be final and conclusive.

    ELIGIBILITY

    The 1989 Option Plan provides that options may be granted to employees (including officers and employee directors), non-employee directors and consultants of the Company and its majority-owned subsidiaries. The Compensation Committee selects the participants and determines the number of shares to be subject to each option.

    The 1989 Option Plan provides that the number of shares subject to options that may be granted under the 1989 Option Plan to any employee during any fiscal year shall not exceed (i) 500,000 in the case of any employee who serves as a senior executive officer (i.e., officers with the title Chairman of the Board, President, Chief Executive Officer or Chief Operating Officer) at any time during such fiscal year or (ii) 250,000 in the case of any other employee. In addition, the value of the shares subject to all incentive stock options held by an optionee that become exercisable for the first time during any calendar year may not exceed $100,000 (determined as of the date of grant).

    TERMS OF OPTIONS

    Each option is evidenced by a stock option agreement between the Company and the person to whom such option is granted, which sets forth the terms and conditions of the option. The following terms and conditions generally apply to all options, unless the stock option agreement provides otherwise:

    EXERCISE OF THE OPTION. The optionee must earn the right to exercise his option by continuing to work for the Company. The Compensation Committee determines when options granted under the 1989 Option Plan may be exercisable. An option may be exercised by written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased (which may not be less than 10 shares), along with tender of payment to the Company of the purchase price. Unless otherwise provided in the stock option agreement, the purchase price of shares purchased upon exercise of an option may be paid by any of the following means, or by any combination thereof: (i) cash; (ii) check;
(iii) other shares of the Company's Common Stock; (iv) a cashless exercise/sale procedure (through which the funds to pay for the shares purchased upon exercise of an option are delivered to the Company by a broker upon receipt of stock certificates representing the shares being purchased); or (v) a cashless exercise/loan procedure (through which the funds to pay for the shares purchased upon exercise of an option are obtained from a margin loan from a broker) on or before the settlement date for the sale of such shares to the broker.

    EXERCISE PRICE. The exercise price of options granted under the 1989 Option Plan is determined by the Compensation Committee and must not be less than: (i) the fair market value of the Common Stock on the date the option is granted in the case of incentive stock options; or (ii) 85% percent of such fair market value in the case of nonstatutory stock options. Where the participant owns stock representing more than 10% of the total combined voting power of the Company's outstanding capital stock, the exercise price for a stock option must not be less than 110% of such fair market value.

    TERMINATION OF EMPLOYMENT. If an optionee's employment or other service with the Company terminates for any reason other than permanent and total disability or death, options under the 1989 Option Plan may be exercised not later than 30 days after such termination (or such other period of time as is determined by the Compensation Committee), but may be exercised only to the extent the options were exercisable on the date of termination, subject to the condition that no option may be exercised after expiration of its term.

    DISABILITY. If an optionee should become permanently and totally disabled while employed by or engaged in other service for the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of disability or termination, options may be exercised at any time within 90 days following the date of disability, but only to the extent the options were exercisable on the date of termination or disability, whichever occurs first, subject to the condition that no option may be exercised after expiration of its term.

    DEATH. If an optionee should die while employed by or engaged in other service to the Company, or within 90 days after termination of employment or other service, and such employment or other service was not interrupted from the date of the option grant through the date of death or termination, options may be exercised at any time within six months following the date of death, but only to the extent the options were exercisable on the date of termination or death, whichever occurs first, subject to the condition that no option may be exercised after expiration of its term.

    TERMINATION OF OPTIONS. All options granted under the 1989 Option Plan expire on the date specified in the option agreement, but in no event shall the term of such options exceed 10 years. However, no options granted under the 1989 Option Plan to any participant who owns stock possessing more than 10% of the total combined voting power of the Company's outstanding capital stock may have a term exceeding five years from the date of grant.

    NONTRANSFERABILITY OF OPTIONS. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during his lifetime only by him, or in the event of his death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

    OTHER PROVISIONS. The option agreement may contain such other terms, provisions and conditions not inconsistent with the 1989 Option Plan as may be determined by the Compensation Committee.

    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

    In the event of any change in the Company's capital structure (whether by reason of any recapitalization, stock dividend, stock split, combination of shares or other similar change in corporate structure), appropriate adjustments shall be made in the number of shares subject to each option and the per share exercise price therefor.

    Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company, all outstanding options granted prior to April 27, 1992 shall terminate, provided that all optionees shall be given not less than 10 days notice of such event and the vesting and exercisability of each outstanding option shall be accelerated so that the optionee may, within such ten-day period, exercise up to the entire unexercised portion of the options. Upon any merger or consolidation in which the Company is not the surviving corporation, all outstanding options granted prior to April 27, 1992 shall either be assumed by the surviving entity or shall be subject to acceleration and subsequent termination as set forth above if the required notice has been given. Unless otherwise determined by the Board, upon the dissolution or liquidation of the Company, all outstanding options granted on or after April 27, 1992 shall terminate if they are not exercised, but there will be no acceleration of the vesting provisions of such options. Upon any merger or consolidation in which the Company is not the surviving corporation, all outstanding options granted on or after April 27, 1992 shall either be assumed by the surviving entity or shall terminate, unless otherwise determined by the Board.

    AMENDMENT AND TERMINATION OF THE 1989 OPTION PLAN

    The Board of Directors may amend the 1989 Option Plan at any time or from time to time or may terminate it without the approval of the shareholders; provided, however, that shareholder approval is required for any amendment that increases the maximum number of shares for which options may be granted, changes the standards of eligibility, or materially increases the benefits which may accrue to participants under the 1989 Option Plan. However, no such action by the Board of Directors or shareholders may alter or impair any option previously granted under the 1989 Option Plan. In any event, the 1989 Option Plan shall terminate in April 1999.

FEDERAL INCOME TAX CONSEQUENCES

    INCENTIVE STOCK OPTIONS

    Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), provides favorable federal income tax treatment for "incentive stock options." When an option granted under the 1989

Option Plan qualifies as an incentive stock option, the optionee does not recognize income for federal income tax purposes upon grant or exercise of the incentive stock option (unless the alternative minimum tax applies as discussed below). The Company is not allowed a deduction for federal income tax purposes as a result of the exercise of the incentive stock option regardless of the applicability of the alternative minimum tax. Upon a sale of the shares (assuming that the sale occurs no sooner than two years after the grant of the option and one year after the receipt of the shares by the optionee), any gain or loss will be treated as long-term capital gain or loss for federal income tax purposes.

    The favorable federal income tax consequences described above will not apply to the extent the optionee disposes of the shares acquired within one year of the date of exercise or two years of the date of grant of the option (hereinafter a "disqualifying disposition"). In the event of a disqualifying disposition, the optionee generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeds the exercise price. Any additional gain will be long-term capital gain if the optionee has held the stock for more than 12 months. If a loss is recognized, there will be no ordinary income and such a loss will be a capital loss. A different rule for measuring income upon a disqualifying disposition may apply if the optionee is also an officer, director or 10% shareholder of the Company.

    ALTERNATIVE MINIMUM TAX FOR NON-CORPORATE TAXPAYERS

    The excess of the stock's fair market value over the exercise price of an incentive stock option, which is generally not subject to tax at the time of exercise, is treated as an item of income in determining an individual taxpayer's alternative minimum tax liability. In determining alternative minimum tax liability in subsequent years, however, the optionee will be entitled to increase the basis of the stock by the amount of this income adjustment. Furthermore, if there is a disqualifying disposition of the stock in the year of exercise, the alternative minimum taxable income adjustment will be limited to the gain on the sale.

    NONSTATUTORY STOCK OPTIONS

    Options granted under the 1989 Option Plan that do not qualify as incentive stock options are considered "nonstatutory" stock options and will not qualify for any special tax benefits to the optionee. Because the Company's stock options are not deemed to have a readily ascertainable value, the optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon exercise of a nonstatutory stock option, the optionee will recognize ordinary income measured by the excess of the then fair market value of the shares over the option price. Upon a sale of the shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income, will be treated as capital gain or loss.

    The income recognized by an optionee who was an employee at the time of grant will be treated as wage compensation and will be subject to federal and state income tax and F.I.C.A. withholding by the Company out of the current earnings paid to the optionee.

    COMPANY TAX DEDUCTIONS

    The Company generally will be allowed a tax deduction to the extent and in the year that compensation income is recognized by the optionee upon the exercise of nonstatutory stock options, provided the Company has withheld income taxes in accordance with the law. The Company receives no deduction in connection with the exercise of an incentive stock option. In the event of a disqualifying disposition, however, the Company will be allowed a deduction for the amount of income recognized by the optionee with respect to his exercise for the tax year of the Company in which the disqualifying disposition occurs.

    The foregoing summary of the effect of current federal income taxation upon optionees and the Company with respect to the grant of options for, and the purchase and subsequent disposition of, shares under the 1989 Option Plan does not purport to be complete, and reference is made to the applicable provisions of the Code. The foregoing summary also does not reflect provisions of the income tax laws of any state or foreign jurisdiction in which optionees may reside, and does not address prospective estate, gift and other tax consequences of acquiring stock under the 1989 Option Plan.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the above amendment to the 1989 Option Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR"
          THE APPROVAL OF THE AMENDMENT TO THE 1989 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
                 AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

    At the Annual Meeting, shareholders are being asked to approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares, to a total of 1,250,000 shares. As of March 12, 1997, 899,118 shares of Common Stock had been purchased under the Purchase Plan, at an average purchase price of $5.30 per share, and 250,882 shares remained available for purchase.

    Employee stock purchase plans of this type are a standard and competitive perquisite in high technology companies. The Company believes that the Purchase Plan is necessary to attract and retain qualified employees, and that the increase is necessary to ensure that there will be a sufficient number of shares issuable thereunder to satisfy near term requirements.

SUMMARY OF THE PURCHASE PLAN

    GENERAL

    The Purchase Plan was adopted by the Company's Board of Directors and shareholders in March 1992. An aggregate of 1,150,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Subject to shareholder approval, the Board of Directors has approved an amendment to increase the number of shares reserved for issuance under the Purchase Plan by 100,000 shares, to a total of 1,250,000 shares.

    The Purchase Plan, and the rights of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under Sections 421 and 423 of the Internal Revenue Code. See "Federal Income Tax Consequences" below.

    The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

    PURPOSE

    The purpose of the Purchase Plan is to enable the Company to offer incentives to its employees, so as to attract and retain the best available officers and employees for positions of substantial responsibility, and to promote the success of the Company's business.

    ADMINISTRATION

    The Purchase Plan may be administered by the Board of Directors or by a committee appointed by the Board (the "Committee") and is currently being administered by the Board of Directors. Members of the Board of Directors who are eligible employees are permitted to participate in the Purchase Plan; however, no member of the Committee, while serving as such, shall be eligible to participate in the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

    ELIGIBILITY

    Any individual (including officers and employee directors) who is customarily employed by the Company or a designated subsidiary for at least 20 hours per week and more than five months per calendar year is eligible to participate in the Purchase Plan.

    No employee is permitted to purchase shares under the Purchase Plan if such employee owns, directly or indirectly (including stock purchasable under any outstanding purchase rights), five percent or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries. In addition, purchase options granted to a participant under the Purchase Plan (and all other purchase plans of the Company and its subsidiaries) may not permit such individual to purchase Common Stock having a fair market value of more than $25,000 (valued at the time each purchase right is granted) during any one calendar year.

    OFFERING DATES

    The Purchase Plan is implemented in one-year offering periods beginning on each June 1 and ending on May 31 of the following year. The Board or Committee, at its discretion, may redesignate the commencement and termination date of subsequent offering periods and may designate special short offering periods in connection with such redesignations, but no such redesignation shall affect an offering period in progress.

    Each offering is divided into two six-month "purchase periods" during which contributions are made through payroll deductions and at the end of which (the "Purchase Date") shares are issued based on the contributions made during the purchase period. A purchase period commencing on December 1 ends on the following May 31. A purchase period commencing on June 1 ends on the following November 30.

    GRANT OF OPTION; PURCHASE OF STOCK

    At the beginning of an offering period, each participant is granted a purchase option to purchase up to the number of shares equal to the participant's accumulated payroll deductions at the end of each purchase period (at the rate designated by such employee, not to exceed an amount equal to 10% of the participant's compensation during the applicable purchase period) divided by 85% of the fair market value of a share of the Company's Common Stock at the beginning of the offering period. If the total number of shares that would otherwise be subject to options exceeds the number of shares then available under the Purchase Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company will make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable.

    Executing the enrollment agreement to participate in the Purchase Plan does not obligate the employee to make the stock purchase; the enrollment agreement is merely an election by the employee to have shares placed under option to him. Unless the employee's participation is withdrawn as provided in the Purchase Plan, his option for the purchase of shares will be exercised automatically at each Purchase Date, and the maximum number of full shares subject to option that are purchasable with the accumulated payroll deductions in his account will be purchased for him at the applicable option price. Any cash remaining to the credit of a participant's account under the Purchase Plan after the purchase of shares at the end of an offering period is returned to the participant without interest.

    PURCHASE PRICE

    The purchase price of the Common Stock acquired at the end of a purchase period will be equal to the lesser of (i) 85% of the fair market value per share of Common Stock on the date on which such offering period begins or (ii) 85% of the fair market value per share of Common Stock on the Purchase Date. The fair market value of the Common Stock shall be the opening sales price as reported on The Nasdaq National Market on the date of determination.

    PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over the offering period. The deductions may not exceed 10% of the total compensation which a participant receives during the offering period, and shall not be less than $10.00 per month. A participant may discontinue his participation in the Purchase Plan (see "Withdrawal from the Purchase Plan" below) or may decrease, but not increase, his rate of payroll deductions at any time during the offering period. Payroll deductions for a participant shall commence on the first payday following the commencement of the offering period and shall continue until altered or terminated as provided in the Purchase Plan.

    All payroll deductions made for a participant are credited to his account under the Purchase Plan and are deposited with the general funds of the Company. All payroll deductions received or held by the Company under the Purchase Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

    NONASSIGNABILITY

    Purchase rights will be exercisable only by the participant. No purchase rights, including but not limited to accumulated payroll deductions and any rights with regard to the exercise of a purchase option or to receive shares under the Purchase Plan, may be assigned, transferred, pledged or otherwise disposed of in any way (other than upon death of a participant as provided in the Purchase Plan) for any reason.

    WITHDRAWAL FROM THE PURCHASE PLAN

    A participant may terminate his participation in the Purchase Plan and his interest in the then-current offering period in whole, but not in part, by giving written notice to the Company of his election to withdraw all of the accumulated payroll deductions credited to his account under the Purchase Plan. Such withdrawal may be elected by a participant at any time prior to the end of the applicable offering period. Any withdrawal by the participant of his accumulated payroll deductions for a given offering period automatically terminates the participant's interest in that offering period of the Purchase Plan. A participant's withdrawal from an offering period will not have any effect upon his eligibility to participate in subsequent offerings under the Purchase Plan or in any similar plan which may hereafter be adopted by the Company.

    TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company or any designated subsidiary for at least 20 hours per week during the applicable offering period, cancels his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION

    In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, combination of shares, or other similar change in corporate structure effected without receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of shares purchasable under the Purchase Plan, (ii) the class and maximum number of shares purchasable per participant under any outstanding purchase right or over the term of the Purchase Plan, and (iii) the class and number of shares purchasable and the price per share payable under all outstanding purchase rights.

    AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

    The Purchase Plan will terminate upon the earlier of (i) March 12, 2012 or
(ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights. However, the Board may from time to time alter, amend, suspend or discontinue the provisions of the Purchase Plan. If such right is exercised by the Company, then the Purchase Plan will terminate in its entirety and no further purchase rights will be granted or exercised thereunder.

    The Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) permit payroll deductions at a rate in excess of 10% of the participant's compensation rate, (iii) materially increase the benefits accruing to participants under the Plan, or (iv) materially modify the requirements for eligibility to participate in the Purchase Plan.

    FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant or exercise of a purchase option. As summarized below, a participant may become liable for tax upon disposition of the shares acquired, and the method of taxation will depend upon the participant's holding period.

    In order to receive the favorable Federal income tax consequences associated with the Purchase Plan, the participant generally must not sell or dispose of the shares acquired upon exercise of the purchase option within two years from the grant date (the first day of the offering period) or within 12 months after the Purchase Date. If the participant satisfies these requirements, then the lesser of (a) the excess of the fair market value of the shares at the time of sale or disposition over the option price, or (b) the excess of the fair market value of the shares at the grant date over the option price (which is computed as if exercised on the grant date), will be treated as ordinary income to the participant. Any further gain upon the sale or disposition will generally be taxed as a long-term capital gain calculated by adding the amount of ordinary income to the basis of the shares. If the selling price is less than the option price, there is no ordinary income and the participant would have a long-term capital loss on the difference.

    If the participant fails to satisfy the holding period requirements outlined above, the disposition of shares of Common Stock he or she receives under the Purchase Plan generally will be treated as a "disqualifying disposition." In the event of a disqualifying disposition, the participant generally will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the stock at the date of exercise exceeded the exercise price. Any additional gain will be long-term or short-term gain, depending on how long the participant has held the stock. The Company may be allowed a deduction to the extent of the ordinary income recognizable by the participant. These holding period requirements do not apply to options exercised or stock transferred after the participant's death.

    The company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent that ordinary income must be reported upon sales or other dispositions of shares before the expiration of the holding period described above.
                            ------------------------

    The foregoing summary of the effect of current Federal income taxation upon participants in the Purchase Plan and the Company with respect to the grant of options for, and the purchase and subsequent disposition by the participant of, shares under the Purchase Plan does not purport to be complete, and reference is made to the applicable provisions of the Internal Revenue Code. The discussion of laws herein, is based only on such laws, court decisions and administrative rulings as of the date hereof. The foregoing summary also does not reflect provisions of the income tax laws of any state or foreign jurisdiction in which participants may reside, and does not address prospective estate, gift and other tax consequences of acquiring stock under the Purchase Plan.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the above amendment to the Purchase Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
                  THE SHAREHOLDERS VOTE "FOR" THE APPROVAL OF
               THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                 PROPOSAL NO. 4
           AMENDMENT OF THE 1994 OUTSIDE DIRECTORS' STOCK OPTION PLAN

    At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company's 1994 Outside Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares, to a total 250,000 shares. Management believes that the ability to grant stock options to outside directors is important to the Company's ability to contract and retain qualified outside directors, who are essential to the long-term success of the Company. The Board has approved the adoption of the Directors' Plan, subject to shareholder approval.

    The Directors' Plan currently provides for the issuance of 200,000 shares of common stock upon the exercise of options granted thereunder. As of March 12, 1992, options for 157,000 were outstanding at a weighted average price of $5.85 per share. As of March 12, 1997, the amount of options available to grant are 42,500 shares. No shares have been exercised. The closing price of the Company's Common Stock reported on the Nasdaq National Market on March 12, 1997 was $11.375 per share.

    Management believes that the ability to grant stock options to outside directors is important to the Company's ability to retain qualified outside directors and to contract new qualified outside directors, who are essential to the long-term success of the Company. The Company believes that the number of remaining shares for issuance under the Directors' Plan will be insufficient to accomplish these purposes. The Company anticipates that this increase in shares reserved under the Directors' Plan should meet the Company's goals of retaining and attracting qualified outside directors.

SUMMARY OF THE PROVISIONS OF THE DIRECTORS PLAN

    Set forth below is a summary of the principal features of the Directors' Plan. Such summary is qualified in its entirety by the specific language of the Directors' Plan, a copy of which is available to any shareholder upon request.

    Only directors of the Company who are not employees of the Company or of any present or future parent and/or subsidiary corporations of the Company and who are not affiliates of holders of 10% or more stock of the Company ("Outside Directors") are eligible to participate in the Directors' Plan. The Directors' Plan provides that each Outside Director, on the effective date of the plan or upon such director's initial appointment or election to the Board of Directors, will receive a one-time grant of an option to purchase 30,000 shares (the "Initial Grant"). The Directors' Plan further provides that, following receipt of the Initial Grant, each Outside Director will be granted an option to purchase 7,500 shares ( an "Additional Grant") on the day immediately following each Annual Meeting of Shareholders occurring on or after the date six months after the Initial Grant, provided the optionee has served on the Board continuously since the Initial Grant. Each option granted pursuant to an Initial Grant or an Additional Grant becomes exercisable in four equal annual installments, subject to the optionee's continuous service on the Board of Directors. Options must have a per share exercise price equal to the fair market value of a share of the Company's Common Stock on the date of grant. On March 12, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $11.375 per share.

    Options granted under the Directors' Plan may be exercised by payment of the exercise price (1) in cash, by check, or equivalent, (2) by tender to the Company of shares of the Common Stock of the Company which have a market value not less than the option price, or (3) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of an option. Options expire 10 years after the date of grant. During the lifetime of the optionee, the option may be exercised only by the optionee. An option may not be transferred or assigned, except by will or the laws of descent and distribution.

    If an optionee ceases to be a director of the Company for any reason except death or disability, the optionee may exercise his or her options (to the extent exercisable on the date of termination) within three months after the date of termination, but in any event not later than the expiration date. If an optionee ceases to be a director of the Company due to death or disability, the optionee (or his or her legal representative) may exercise the option (to the extent exercisable on the date of termination) within 12 months after the date of termination, but in any event not later than the expiration date. An optionee's service as a director will be deemed to have terminated on account of death if the optionee dies within three months after such termination. The portion of an option which is unexercisable as of the date of termination will be canceled. In connection with any transfer of control of the Company, any unexercisable portion of an option shall become immediately exercisable, subject to the consummation of the transfer of control. Upon consummation of any transfer of control, any options that have not been assumed or substituted for by the successor or purchaser of the Company or exercised as of the date of the transfer of control shall terminate and cease to be outstanding effective as of the transfer of control date.

    The Board of Directors may terminate or amend the Directors' Plan at any time, provided that without shareholders approval, the Board of Directors may not amend the Directors' Plan to increase the number of shares covered by the Directors' Plan or to expand the class of persons eligible to receive options under the Directors' Plan, and provided further, that the provisions of the Directors' Plan addressing eligibility to participate and the amount, price and timing of the option grants generally may not be amended more than once every six months.

FEDERAL INCOME TAX CONSEQUENCES

    Options granted under the Directors' Plan are nonstatutory stock having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of the option, the optionee normally recognizes ordinary income with respect to the acquired shares in the amount of the difference between the option price and the fair market value of the shares on the date of exercise. Such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the date of recognition of income, will be taxed as long-term or short-term capital gain or loss, depending upon the length of time the optionee has held the stock from the date of recognition of income. No tax deduction is available to the Company with respect to the grant. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the option.

REQUIRED VOTE

    The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of the above amendment to the Directors' Plan. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote. Broker non-votes, on the other hand, will have no effect on the outcome of the vote.

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
          VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 1994 OUTSIDE
                         DIRECTORS' STOCK OPTION PLAN.

                                 PROPOSAL NO. 5

    The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") as the independent auditors of the Company for the current fiscal year. The selection of the independent auditors is being submitted to the shareholders for ratification at the Annual Meeting. In the event that ratification by the shareholders of the selection of KPMG as the Company's independent auditors is not obtained, the Board of Directors will reconsider such selection.

    KPMG has audited the Company's financial statements since 1988. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    The ratification of the selection of KPMG will require the affirmative vote of not less than a majority of the shares of the Company's Common Stock represented and voting at the Annual Meeting.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                "FOR" THE RATIFICATION OF THE SELECTION OF KPMG.

                                 OTHER BUSINESS

    The Company currently knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

Dated: April 17, 1997                     THE BOARD OF DIRECTORS

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     NETWORK COMPUTING DEVICES, INC.

                   1997 ANNUAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of Network Computing Devices, Inc., a California Corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 21, 1997, and the Annual Report on Form 10-K for the year ended December 31, 1996, and hereby appoints Robert G. Gilbertson and Joseph L. Ramirez, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of Network Computing Devices, Inc., to be held on May 28, 1997, at 10:00 a.m., local time, at 301 Ravendale Drive, Mountain View, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

                CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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


     PLEASE MARK
/X/  YOUR CHOICES
     LIKE THIS


                                          FOR*            AGAINST

1. ELECTION OF DIRECTORS                 /    /            /    /

Nominees
Robert G. Gilbertson, Philip Greer, Paul Low, Stephen A. MacDonald, Peter
Preuss


-------------------------------------------------
For all nominees, except as noted above


* FOR all nominees listed or, in the discretion of the proxies, for such other persons as may be nominated if any such nominees does not or cannot stand for election (except as indicated).


2. Proposal to approve an amendment to the 1989 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

                            FOR                AGAINST

                           /    /              /    /

3. Proposal to approve an amendment to the Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

                            FOR                AGAINST

                           /    /              /    /

4. Proposal to approve an amendment to the Company's 1994 Outside Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 50,000 shares.

                            FOR                AGAINST

                           /    /              /    /

5. Proposal to ratify the appointment of KPMG Peat Marwick as the independent auditors of the Company.

                            FOR                AGAINST

                           /    /              /    /

6. In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting and any adjournment thereof.

                            FOR                AGAINST

                           /    /              /    /




This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF NAMED DIRECTORS, FOR THE AMENDMENT OF THE 1989 STOCK OPTION PLAN, FOR THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN, FOR THE AMENDMENT OF THE OUTSIDE DIRECTORS' STOCK OPTION PLAN, AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE INDEPENDENT AUDITORS OF THE COMPANY.



Signature(s)                                           Date
            -----------------------------------------       -----------------

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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